Exhibit 99.2

25501 W Valley Parkway Suite 300 Olathe, Kansas 66061	913.498.3468 office 877.234.3468 toll-free 913.498.3472 fax www.egov.com

To: All Employees
From: Harry Herington
Subject: The Future of NIC

NIC Family,

Today is an important milestone for NIC and I wanted to share the news with you personally. A short while ago, we announced that NIC has agreed to be acquired by Tyler Technologies for $2.3 billion in cash. This pending transaction marks an exciting next chapter in our 30-year history, and one that we believe aligns with NIC’s founding principles:
1.	To be the best partner government has ever had;
2.	To be the best place our employees have ever worked;
3.	To be the best investment our stockholders have ever made.

Tyler’s desire to combine our two companies is a testament to your dedication to help build NIC into the industry leader it is today. I firmly believe this transaction will enable us to build on our accomplishments and reach new heights, while also providing new and unique growth opportunities for our employees. A copy of the joint press release that was issued is attached for your reference.

Some of you may be familiar with Tyler. They provide essential back-office, mission-critical software systems and integrated technology services to local, state, and federal government agencies, including public administration, courts and public safety, health and human services, and K-12 education. I encourage you to visit www.tylertech.com to learn more about Tyler and their mission of empowering the public sector to create smarter, safer, and stronger communities.

Bringing Together Two Complementary Industry Innovators

By joining forces with Tyler, the nation’s largest software company solely focused on the public sector, we will further strengthen our position as a leading innovator in digital government software and services and payment processing. There is tremendous demand at the federal, state, and local levels for our platform solutions and, together, we will be better able to connect data and processes across disparate systems and deliver the leading products and services our partners and communities have come to expect. Our businesses are highly complementary as Tyler’s strength is in local government and our strength is in state government. As a combined company, we will be well positioned to achieve continued market growth potential by taking advantage of Tyler’s broad client base, multiple sales channels, and ability to deploy solutions at scale.

I want to assure you that a great deal of thought and consideration went into this decision. Based on our discussions with Tyler, it became clear that they share my view that our employees are one of our strongest assets. Furthermore, we share a common focus on continuous innovation, a mutual belief that culture drives success and a shared passion for making government better, stronger, and safer. Equally as important, Tyler has a history of honoring the core principles of the companies it acquires and investing in their continued growth. I am confident that as part of Tyler, we will continue to be guided by our founding principles.

25501 W Valley Parkway Suite 300 Olathe, Kansas 66061	913.498.3468 office 877.234.3468 toll-free 913.498.3472 fax www.egov.com

An obvious question is what does this mean for you? There will of course be some changes to our culture and policies as the two companies become one. However, Tyler recognizes that we are a very successful company and they do not want to hamper our future growth opportunities. In my conversations with Tyler’s CEO, they are committed to retaining our employees and expect us to continue managing our operations from our various offices across the country. This includes maintaining our corporate office in Olathe, Kansas.

Next Steps: Business As Usual

While this announcement is an important milestone, please keep in mind that it is just the first step in a process to bring our two companies together. The transaction is expected to close in the second quarter. Until then, NIC and Tyler remain separate companies, and your roles, responsibilities, compensation and benefits remain the same. In other words, it is business as usual for all of us at NIC. Importantly, thanks to your hard work under very unique and challenging circumstances, we entered 2021 with strong momentum. It is critical that we continue to build on our progress by remaining focused on providing the exceptional support and services that our partners and communities have come to expect from us.

We know you may have questions and I hope you can understand that we will not have all the answers today. However, to help answer some of your initial, top of mind questions, please take some time to review the attached FAQ document. Additionally, we will be holding an all employee call today at 1pm CT, where I will discuss this announcement and provide more detail.

Today’s announcement is likely to generate increased interest in NIC and many of you will undoubtedly be approached for more information by family, friends, customers, and possibly the media. Consistent with usual policies, all media-related inquiries should be referred to Elizabeth Proudfit at 646-845-7356 or eproudfit@egov.com. Inquiries from customers and partners should be forwarded to members of management that have been authorized to speak on behalf of NIC. In addition, unless you’ve been specifically authorized to speak with a Tyler employee as part of integration planning, you should not reach out to Tyler employees.

Finally, on behalf of our Board of Directors and leadership team, I want to thank you for your continued dedication to NIC. Since the founding of NIC in 1992, your focus on integrity, trust and empowerment has been critical to our success and has enabled NIC to grow from a pioneering start-up to a nationwide leader in our industry that is helping to define the future of the industry. It is thanks to your commitment and dedication to NIC and the partners, customers, and communities we serve that we were able to reach this important milestone in our history. I hope you are all as excited as I am for what the future holds for our company.

Sincerely,

Harry Herington
CEO/Chairman
NIC Inc.

25501 W Valley Parkway Suite 300 Olathe, Kansas 66061	913.498.3468 office 877.234.3468 toll-free 913.498.3472 fax www.egov.com

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Such statements include statements concerning anticipated future events and expectations that are not historical facts.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements.  Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible” or “potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions or the negative thereof.  Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, including, without limitation: (1) risks related to the consummation of NIC’s proposed merger with Tyler Technologies, including the risks that (a) the proposed merger may not be consummated within the anticipated time period, or at all, (b) the parties may fail to obtain NIC stockholder approval of the proposed merger, (c) the parties may fail to secure the termination or expiration of any waiting period applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (d) other conditions to the consummation of the proposed merger under the merger agreement may not be satisfied; (2) the effects that any termination of the merger agreement may have on Tyler Technologies or NIC or their respective businesses, including the risks that Tyler Technologies’ or NIC’s stock price may decline significantly if the proposed merger is not completed; (3) the effects that the announcement or pendency of the merger may have on Tyler Technologies or NIC and their respective business, including the risks that as a result (a) NIC’s business, operating results or stock price may suffer, (b) NIC’s current plans and operations may be disrupted, (c) NIC’s ability to retain or recruit key employees may be adversely affected, (d) NIC’s business relationships (including, customers and suppliers) may be adversely affected, or (e) NIC’s management’s or employees’ attention may be diverted from other important matters; (4) the effect of limitations that the merger agreement places on NIC’s ability to operate its business, return capital to stockholders or engage in alternative transactions; (5) the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the merger and instituted against NIC and others; (6) the risk that the proposed merger and related transactions may involve unexpected costs, liabilities or delays; (7) other economic, business, competitive, legal, regulatory, and/or tax factors; and (8) other factors described under the heading “Risk Factors” in Part I, Item 1A of NIC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated or supplemented by subsequent reports that NIC has filed or files with the U.S. Securities and Exchange Commission (“SEC”).  Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Neither Tyler nor NIC assumes any obligation to publicly update any forward-looking statement after it is made, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  This communication may be deemed to be solicitation material in respect of the proposed merger involving Tyler Technologies and NIC.  In

25501 W Valley Parkway Suite 300 Olathe, Kansas 66061	913.498.3468 office 877.234.3468 toll-free 913.498.3472 fax www.egov.com connection with the proposed merger, NIC plans to file a proxy statement with the SEC.  STOCKHOLDERS OF NIC ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION WITH TYLER TECHNOLOGIES THAT NIC WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.  Stockholders and investors will be able to obtain free copies of the proxy statement and other relevant materials (when they become available) and other documents filed by NIC at the SEC’s website at www.sec.gov.  Copies of the proxy statement (when they become available) and the filings that will be incorporated by reference therein may also be obtained, without charge, on the Company’s Investor Relations website at ir.egov.com.

Participants in Solicitation

NIC and Tyler Technologies and their respective directors, executive officers and certain employees, may be deemed, under SEC rules, to be participants in the solicitation of proxies in respect of the proposed merger.  Information regarding NIC’s directors and executive officers is available in its proxy statement filed with the SEC on March 12, 2020.  Information regarding Tyler Technologies’ directors and executive officers is available in its proxy statement filed with the SEC on April 1, 2020.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC (when they become available).  These documents can be obtained free of charge from the sources indicated above.